Exhibit 99.1

PRESS RELEASE

AST SpaceMobile Provides Fourth Quarter and Full Year 2021 Business Update

MIDLAND, TX, March 31, 2022 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by standard mobile phones, today is providing its business update for the fourth quarter and fiscal year ended December 31, 2021.

“Since our last quarterly business update, our global team has worked diligently to substantially complete the assembly of, and critical testing milestones related to our next satellite, BlueWalker 3. The satellite is on schedule for our planned summer launch and all testing and integration are near completion,” said Abel Avellan, Chairman and CEO of AST SpaceMobile.

Mr. Avellan added, “In our first year as a public company, we have achieved important technical milestones to position ourselves for the planned launch of BlueWalker 3, which will bring to a close our initial development phase. In parallel, we’ve advanced our production spacecraft design and procurement, made facility and human capital investments to support high-volume manufacturing capabilities, and furthered our relationships with mobile network operators around the globe.”

Business Highlights Through March 31, 2022

●	Substantially completed the assembly of, and critical testing milestones for BlueWalker 3 in advance of its planned summer launch

●	Completed the purchase of a 100,000 square feet extension facility in Texas, to support our commercial satellite manufacturing capabilities

●	Completed the first phase of renovations on the extension facility and earmarked approximately $20.0 million of additional investment

●	Established new technology hub in Maryland to support Systems Engineering, Network Operations Center (“NOC”) and Satellite Operations Center (“SOC”)

●	Increased to more than 1.8 billion the number of subscribers represented by mobile network operators who have agreements and memoranda of understanding with AST SpaceMobile as of March 31, 2022, compared to 1.5 billion at November 15, 2021

●	Signed a non-binding memorandum of understanding with Orange S.A., one of the world’s leading telecommunications operators serving more than 220 million mobile customers across the globe

●	Growth of 30 employees across all offices in the fourth quarter of 2021, with a team of 566 as of December 31, 2021, including 386 full-time employees and consultants and 180 employees of 3rd party engineering service providers working on AST SpaceMobile

●	Grew portfolio of patent- and patent-pending claims to more than 2,100 worldwide as of March 31, 2022

●	Signed a multi-launch agreement, covering the planned summer launch of BW3 and the launch of the first BlueBird satellite, and providing a framework for future launches, and paid $22.75 million in the first quarter of 2022 in connection therewith

Fourth Quarter and Full Year 2021 Financial Highlights

●	Ended the fourth quarter with cash, cash equivalents, and restricted cash of $324.5 million and $5.0 million of debt as of December 31, 2021, incurred in connection with the purchase of the new Texas facility

●	Total operating expenses increased by $64.3 million to $91.6 million for the year ended December 31, 2021, as compared to $27.3 million for the year ended December 31, 2020. Operating expenses for the fiscal year ended December 31, 2020 and for the period from January 1, 2021 up to April 6, 2021, the date of the Business Combination, are of the accounting predecessor, AST LLC. After the Business Combination, upon obtaining additional funding of $416.9 million, the Company significantly expanded its operations and research and development initiatives, made significant progress on the BW3 test satellite and design of the BB satellites, and increased the headcount of employees and consultants, which contributed to a significant increase in operating expenses during 2021

●	Total operating expenses increased by $8.2 million to $31.3 million for the fourth quarter of 2021, as compared to $23.1 million in the third quarter of 2021, due to a $3.0 million increase in research and development costs, $2.9 million increase in engineering services, and $2.3 million increase in general and administrative expenses

●	Through December 31, 2021 and as of March 31, 2022, invested $67.6 million and $80.7 million, respectively, in the construction of BlueWalker 3 satellite. The BlueWalker 3 satellite is substantially complete, and we do not expect to incur material costs in future periods related to the BlueWalker 3 satellite

●	As of December 31, 2021, invested $31.9 million in property and equipment primarily related to the Texas facilities, satellite antennas, test equipment, and leasehold improvements

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) today, March 31, 2022. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://investors.ast-science.com/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on Facebook, Twitter, LinkedIn and YouTube. Watch this video for an overview of the SpaceMobile mission.

To receive alerts about upcoming events and press releases, please sign up for our investor relations email alerts list at https://investors.ast-science.com/ir-resources/email-alerts.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede memoranda of understanding and preliminary agreements; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form S-1 Registration Statement filed with the SEC on June 25, 2021 (File No. 333-257425) as well as the Risk Factors contained in Part II, Item 1A of AST SpaceMobile’s Form 10-Q dated August 16, 2021, as well as the Risk Factors to be included in AST SpaceMobile’s Annual Report on Form 10-K, to be filed with the SEC on March 31, 2022.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form S-1 Registration Statement filed with the SEC on June 25, 2021 (File No. 333-257425) as well as the Risk Factors contained in Part II, Item 1A of AST SpaceMobile’s Form 10-Q dated August 16, 2021, as well as the Risk Factors to be included in AST SpaceMobile’s Annual Report on Form 10-K, to be filed with the SEC on March 31, 2022. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Fourth Quarter and Fiscal Year 2021 Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$321,787	$42,777
Restricted cash	2,750	-
Accounts receivable	2,173	2,081
Inventories	1,412	2,591
Prepaid expenses	3,214	1,249
Other current assets	4,467	2,234
Total current assets	335,803	50,932

Property and equipment:
BlueWalker 3 satellite - construction in progress	67,615	27,013
Property and equipment, net	28,327	10,057
Total property and equipment, net	95,942	37,070

Other non-current assets:
Operating lease right-of-use assets, net	7,991	7,045
Intangible assets, net	242	526
Goodwill	3,641	3,912
Other non-current assets	317	160
Total other non-current assets	12,191	11,643

TOTAL ASSETS	$443,936	$99,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,638	$4,990
Accrued expenses and other current liabilities	7,469	4,222
Deferred revenue	6,636	3,401
Current operating lease liabilities	634	504
Total current liabilities	21,377	13,117

Warrant liabilities	58,062	-
Non-current operating lease liabilities	7,525	6,541
Long-term debt	5,000	-
Total liabilities	91,964	19,658

Commitments and contingencies

Stockholders’ Equity:
Class A Common Stock, $.0001 par value, 800,000,000 shares authorized, 51,730,904 shares issued and outstanding as of December 31, 2021	5	-
Class B Common Stock, $.0001 par value, 200,000,000 shares authorized, 51,636,922 shares issued and outstanding as of December 31, 2021	5	-
Class C Common Stock, $.0001 par value, 125,000,000 shares authorized, 78,163,078 shares issued and outstanding as of December 31, 2021	8	-
Additional paid-in capital	171,155	-
Common equity (pre-combination)	-	117,573
Accumulated other comprehensive loss	(433)	(168)
Accumulated deficit	(70,461)	(39,908)
Noncontrolling interest	251,693	2,490
Total stockholders’ equity	351,972	79,987

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$443,936	$99,645

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020

Revenues	$12,405	$5,967

Cost of sales (exclusive of items shown separately below)	7,563	3,025

Gross profit	4,842	2,942

Operating expenses:
Engineering services	29,599	13,081
General and administrative costs	35,636	12,320
Research and development costs	23,440	1,011
Depreciation and amortization	2,913	887
Total operating expenses	91,588	27,299

Other income:
Gain on remeasurement of warrant liabilities	15,766	-
Other income (expense), net	(1,950)	83
Total other income, net	13,816	83

Loss before income tax expense	(72,930)	(24,274)
Income tax expense	331	131
Net loss before allocation to noncontrolling interest	(73,261)	(24,405)

Net loss attributable to noncontrolling interest	(42,708)	(344)
Net loss attributable to common stockholders	$(30,553)	$(24,061)
Net loss per share of common stock attributable to common stockholders (1)
Basic and diluted	$(0.37)	N/A
Weighted average shares used in computing net loss per share of common stock (1)
Basic and diluted	51,729,785	N/A

(1) Earnings per share information has not been presented for periods prior to the Business Combination, as it resulted in values that would not be meaningful to the readers of these consolidated financial statements. Refer to Note 16 in the Notes to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2021 for further information.

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(dollars in thousands)

	Year Ended December 31,
	2021	2020

Net income (loss) before allocation to noncontrolling interest	$(73,261)	$(24,405)
Other comprehensive income (loss)
Foreign currency translation adjustments	(666)	382
Total other comprehensive income (loss)	(666)	382
Total comprehensive income (loss) before allocation to noncontrolling interest	(73,927)	(24,023)
Comprehensive income (loss) attributable to noncontrolling interest	(43,109)	(123)
Comprehensive income (loss) attributable to common stockholders	$(30,818)	$(23,900)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands, except per share data)

	Three Months Ended December 31,
	2021	2020

Revenues	$6,220	$2,702

Cost of sales (exclusive of items shown separately below)	3,441	391

Gross profit	2,779	2,311

Operating expenses:
Engineering services	10,842	4,655
General and administrative costs	11,605	4,682
Research and development costs	7,949	951
Depreciation and amortization	864	470
Total operating expenses	31,260	10,758

Other income:
Gain on remeasurement of warrant liabilities	18,042	-
Other income (expense), net	(2,106)	25
Total other income, net	15,936	25

Loss before income tax expense	(12,545)	(8,422)
Income tax expense	258	131
Net loss before allocation to noncontrolling interest	(12,803)	(8,553)

Net loss attributable to noncontrolling interest	(9,693)	(17)
Net loss attributable to common stockholders	$(3,110)	$(8,536)
Net loss per share of common stock attributable to common stockholders (1)
Basic and diluted	(0.06)	N/A
Weighted average shares used in computing net loss per share of common stock (1)
Basic and diluted	51,729,943	N/A

(1) Earnings per share information has not been presented for periods prior to the Business Combination, as it resulted in values that would not be meaningful to the users of these unaudited condensed consolidated financial statements.

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(dollars in thousands)

	Three Months Ended December 31,
	2021	2020

Net income (loss) before allocation to noncontrolling interest	$(12,803)	$(8,553)
Other comprehensive income (loss)
Foreign currency translation adjustments	(172)	128
Total other comprehensive income (loss)	(172)	128
Total comprehensive income (loss) before allocation to noncontrolling interest	(12,975)	(8,425)
Comprehensive income (loss) attributable to noncontrolling interest	(9,826)	94
Comprehensive income (loss) attributable to common stockholders	$(3,149)	$(8,519)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(73,261)	$(24,405)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation	2,689	670
Amortization of intangible assets	224	217
(Gain) loss on remeasurement of warrant liabilities	(15,766)	-
Non-cash lease expense	574	219
Stock-based compensation	3,736	283
Changes in operating assets and liabilities:
Accounts receivable	(220)	(1,568)
Prepaid expenses and other current assets	(4,216)	(1,485)
Inventory	1,039	(2,236)
Accounts payable and accrued expenses	2,091	3,476
Operating lease liabilities	(398)	(219)
Deferred revenue	3,572	2,235
Other assets and liabilities	(159)	6
Net cash used in operating activities	(80,095)	(22,807)

Cash flows from investing activities:
Purchase of property and equipment	(15,080)	(8,123)
Purchase of intangible asset	-	(23)
BlueWalker 3 satellite - construction in process	(39,712)	(22,258)
Net cash used in investing activities	(54,792)	(30,404)

Cash flows from financing activities:
Proceeds from Business Combination	456,420	-
Direct costs incurred for the Business Combination	(39,542)	(775)
Proceeds from warrant exercises	14	-
Repayment for founder bridge loan	-	(1,750)
Proceeds from issuance of Series B Preferred Stock	-	79,833
Issuance costs from issuance of Series B Preferred Stock	-	(7,745)
Proceeds from promissory note with common shareholder	-	100
Proceeds from debt	49	-
Net cash provided by financing activities	416,941	69,663

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(294)	(173)

Net increase in cash, cash equivalents and restricted cash	281,760	16,279
Cash, cash equivalents and restricted cash, beginning of period	42,777	26,498
Cash, cash equivalents and restricted cash, end of period	$324,537	$42,777

Supplemental disclosure of cash flow information:
Non-cash transactions:
Purchases of construction in process in accounts payable	$3,265	$2,615
Purchases of property and equipment in accounts payable	1,429	794
Right-of-use assets obtained in exchange for operating lease liabilities as of January 1, 2020 upon adoption of ASC 842	-	6,472
Right-of-use assets obtained in exchange for operating lease liabilities	1,557	734
Purchases of property and equipment using proceeds from long-term debt	5,000	-
Cash paid during the fiscal year for:
Interest	$13	$25
Income taxes, net	186	134